Exhibit 12.1

                            CHARTWELL RE CORPORATION

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)

                                                                   Year ended December 31,
                                               -----------------------------------------------------------------
                                                 1996          1995          1994           1993          1992

Earnings Before Fixed Charges:
Income (loss) from continuing operations
   before income taxes ..................      $ 32,520      $  8,939      $ (5,120)      $  6,763      $(14,016)
Interest and debt expense ...............         9,412         7,734         6,580          4,662         3,545
Interest portion of rental expense ......           462           244           224            182           169
                                               --------      --------      --------       --------      --------
Earnings before fixed charges ...........      $ 42,394      $ 16,917      $  1,684       $ 11,607      $(10,302)
                                               ========      ========      ========       ========      ========

Fixed Charges:
Interest and debt expense ...............      $  9,412      $  7,734      $  6,580       $  4,662      $  3,545
Interest portion of rental expense ......           462           244           224            182           169
                                               --------      --------      --------       --------      --------
Fixed charges ...........................      $  9,874      $  7,978      $  6,804       $  4,844      $  3,714
                                               ========      ========      ========       ========      ========

Ratio of earnings to fixed charges ......         4.29x         2.12x         0.25x          2.40x          --
                                               ========      ========      ========       ========      ========

Deficiency of earnings available to cover
   fixed charges ........................          --            --            --             --        $ 14,016
                                               ========      ========      ========       ========      ========
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